UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-5465	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 7, 2013, Steel Partners Holdings L.P. (the "Company") received a letter (the "Letter") from the New York Stock Exchange (the "NYSE") notifying the Company that it failed to comply with NYSE Listed Company Manual Sections 204.21 and 401.02 to provide timely notification to the NYSE of the record date for the Company's upcoming 2013 Annual Meeting of Limited Partners at least ten days prior to such record date. Receipt of a letter of this nature is a required disclosure under Item 3.01 of Form 8-K.
The Letter went on to note that this was the first time the Company had failed to satisfy the notice requirements of Sections 204.21 and 401.02 of the Listed Company Manual; NYSE has no reason to believe that the Company's failure to comply with Listed Company Manual Sections 204.21 and 401.02 was intentional; and the Company has not fallen below the financial and other continued listing standards provided in Chapter 8 of the Listed Company Manual or failed to comply with the audit committee standards set out in Section 303A.06.
The Company views this failure to notify the NYSE as unintentional and to be an isolated incident and makes every effort to comply, and believes that in the past it has complied, with all NYSE rules applicable to it. The Company (1) timely filed with the Securities and Exchange Commission its proxy statement related to its 2013 Annual Meeting of Limited Partners, which included a reference to such record date and (2) through its proxy solicitor, did give notice of the record date to the Depository Trust & Clearing Corporation and Broadridge more than a month before the record date. Accordingly, the Company believes that such notice was generally communicated to investors and the trading markets more than ten days before the record date.
The Company confirms that the record date for its 2013 Annual Meeting of Limited Partners to be held on May 21, 2013 continues to be April 23, 2013.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 9, 2013	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Leonard J. McGill
Leonard J. McGill
SVP, General Counsel & Secretary